UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 24, 2024
ARRAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39613	83-2747826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3901 Midway Place NE
Albuquerque, New Mexico 87109
(Address of Principal Executive Offices, and Zip Code)
(505) 881-7567
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Array Technologies, Inc. (the “Company”) with the Securities and Exchange Commission on September 30, 2024 (the “Original 8-K”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original 8-K, the Human Capital Committee (the “Committee”) of the Board of Directors of the Company approved a supplemental leadership incentive plan (the “Supplemental Plan”) for senior executives of the Company (the “Participants”) to motivate executive officers to achieve long-term corporate financial and operating goals. Under the Supplemental Plan, which covers a measurement period from July 1, 2024 through December 31, 2024, the Participants are eligible to receive an annual cash incentive bonus based on cash, gross margin, and sales targets. Payouts under the Supplemental Plan and the Company’s 2024 Leadership Incentive Plan (the “LIP”) will collectively be capped at 95% of the Participants’ target awards under the LIP after considering achievement of performance targets set for the 2024 LIP and the Supplemental Plan. There will be no performance-based stock units awarded under the Supplemental Plan; however, the Supplemental Grant (as defined in the Original 8-K) of time-based restricted stock units will be made to the Participants, as previously disclosed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array Technologies, Inc.

Date: October 4, 2024	By:	/s/ Michael Howell
Name: Michael Howell
Title: Interim Chief Legal Officer